EXHIBIT 99.1

COLONIAL BANKSHARES, INC. ANNOUNCES ADOPTION OF PLAN OF
CONVERSION AND REORGANIZATION

Vineland, New Jersey, February 18, 2010  — Colonial Bankshares, Inc. (the “Mid-Tier”) (Nasdaq: COBK), the parent company for Colonial Bank, FSB (the “Bank”), announced today that the Boards of Directors of Colonial Bankshares, MHC (the “MHC”), the Mid-Tier and the Bank have unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) pursuant to which the Bank will reorganize from the two-tier mutual holding company to the stock holding company structure and will undertake a “second-step” offering of new shares of common stock.

As part of the conversion and reorganization, the Bank will become a wholly owned subsidiary of a to-be-formed state chartered stock holding company (the “New Holding Company”) and shares of common stock of the Mid-Tier held by persons other than the MHC (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio intended to preserve the percentage ownership interests of such persons.  The New Holding Company will also offer and sell shares of its common stock to the Bank’s eligible depositors and borrowers, tax-qualified employee benefit plans and to members of the general public in a subscription and community offering and, if necessary, a syndicated community offering or an underwritten public offering.  The highest priority will be depositors with qualifying deposits as of January 31, 2009.

The transactions contemplated by the Plan of Conversion are subject to approval by the Mid-Tier’s shareholders (including approval by a majority of the shares held by persons other than the MHC), the voting members of the MHC (depositors and borrowers of the Bank), and the Office of Thrift Supervision.

Special meetings to approve the Plan of Conversion are likely to be held at the end of the second quarter of 2010.  A prospectus or proxy statement-prospectus, as applicable, and other proxy materials containing detailed information relating to the Plan of Conversion, details of the offering, and business and financial information about the Company will be sent to shareholders of the Mid-Tier and members of the MHC prior to the special meetings.

The Bank’s normal business operations will continue without interruption during the conversion and offering process. The transaction will not affect the existing terms and conditions of deposit accounts and loans with the Bank. Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law.

Colonial Bank, FSB is a federally chartered savings bank that was originally chartered in 1913.  Colonial Bank conducts business from its headquarters and main office in Vineland, New Jersey as well as eight offices located in Cumberland and Gloucester Counties in Southern New Jersey and its operating subsidiary, CB Delaware Investments, Inc.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock of the New Holding Company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This press release contains certain forward-looking statements about the conversion and reorganization.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Plan of Conversion and Reorganization, difficulties in selling the shares of stock or in selling the shares of stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect our business.